Exhibit 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of OSL Holdings Inc. (the “Company”) for the quarterly period ended February 28, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Robert H. Rothenberg, Chief Executive and Financial Officer and I, Thomas D’Orazio, Vice President, Corporate Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 20, 2015	/s/ Robert H. Rothenberg
Robert H. Rothenberg,
Chief Executive and Financial Officer

Date: April 20, 2015	/s/ Thomas D’Orazio
Thomas D’Orazio,
Vice President, Corporate Controller

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.